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                                                                     EXHIBIT 3.2


                             CERTIFICATE OF INCORPORATION
                             ----------- -- -------------

                                         OF

                           STRESSGEN BIOTECHNOLOGIES, INC.

                                    -------------


     The undersigned, a corporation incorporated under the laws of the Province of British Columbia, Canada, for the purpose of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 8 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified, and referred to as the "General Corporation Law of the State of Delaware"), hereby certifies that:

     FIRST: The name of the corporation (hereinafter called the "corporation") is Stressgen Biotechnologies, Inc.

     SECOND: The address, including street, number, city, and county, of the registered office of the corporation in the State of Delaware is 32 Loockerman Square, Suite L-100, City of Dover 19904, County of Kent; and the name of the registered agent of the corporation in the State of Delaware at such address is The Prentice-Hall Corporation System, Inc.

     THIRD: The nature of the business and the purposes to be conducted and promoted by the corporation, which shall be in addition to the authority of the corporation to conduct any lawful business, to promote any lawful purpose, and to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, are as follows:

     To participate in research, development and commercialization of biological materials and medicines.

     To purchase, receive, take by grant, gift, devise, bequest, or otherwise, lease, or otherwise acquire, own, hold, improve, employ, use, and otherwise deal in and with real or personal property, or any interest therein, wherever situated, and to sell, convey, lease, exchange, transfer, or otherwise dispose of, or mortgage or pledge, all or any of its property and assets, or any interest therein, wherever situated.

     To engage generally in the real estate business as principal, agent, broker,


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  and in any lawful capacity, and generally to take, lease, purchase, or otherwise acquire, and to own, use, hold, sell, convey, exchange, lease, mortgage, work, clear, improve, develop, and otherwise handle, manage, operate, deal in, and dispose of real estate, real property, lands, multiple-dwelling structures, houses, buildings, and other works, and any interest or right therein; to take, lease, purchase, or otherwise acquire, and to own, use, hold, sell, convey, exchange, hire, lease, pledge, mortgage, and otherwise handle, and deal in and dispose of, as principal, agent, broker, and in any lawful capacity, such personal property, chattels, chattels real, rights, easements, privileges, choses in action, notes, bonds, mortgages, and securities as may lawfully be acquired, held, or disposed of; and to acquire, purchase, sell, assign, transfer, dispose of, and generally deal in and with as principal, agent, broker, and in any lawful capacity, mortgages and other interests in real, personal, and mixed properties; to carry on a general construction, contracting, building, and realty management business as principal, agent, representative, contractor, subcontractor, and in any other lawful capacity.

     To carry on a general mercantile, industrial, investing, and trading business in all its branches; to devise, invent, manufacture, fabricate, assemble, install, service, maintain, alter, buy, sell, import, export, license as licensor or licensee, lease as lessor or lessee, distribute, job, enter into, negotiate, execute, acquire, and assign contracts in respect of, acquire, receive, grant, and assign licensing arrangements, options, franchises, and other rights in respect of, and generally deal in and with, at wholesale and retail, as principal, and as sales, business, special, or general agent, representative, broker, factor, merchant, distributor, jobber, advisor, and in any other lawful capacity, goods, wares, merchandise, commodities, and unimproved, improved, finished, processed, and other real, personal, and mixed property of any and all kinds, together with the components, resultants, and by-products thereof.

     To apply for, register, obtain, purchase, lease, take licenses in respect of or otherwise acquire, and to hold, own, use, operate, develop, enjoy, turn to account, grant licenses and immunities in respect of, manufacture under and to introduce, sell, assign, mortgage, pledge, or otherwise dispose of, and, in any manner deal with and contract with reference to:

          (a) inventions, devices, formulae, processes, and any improvements and modifications thereof;

          (b) letters patent, patent rights, patented processes, copyrights, designs, and similar rights, trade-marks, trade names, trade symbols, and other indications of origin and ownership granted by or recognized under the laws of the United States of


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     America, the District of Columbia, any state or subdivision thereof, and any commonwealth, territory, possession, dependency, colony, agency or instrumentality of the United States of America and of any foreign country, and all rights connected therewith or appertaining thereunto;

          (c)  franchises, licenses, grants, and concessions.

     To guarantee, purchase, take, receive, subscribe for, and otherwise acquire, own, hold, use, and otherwise employ, sell, lease, exchange, transfer, and otherwise dispose of, mortgage, lend, pledge, and otherwise deal in and with, securities (which term, for the purpose of this Article THIRD, includes, without limitation of the generality thereof, any shares of stock, bonds debentures, notes, mortgages, other obligations, and any certificates, receipts, or other instruments representing rights to receive, purchase, or subscribe for the same, or representing any other rights or interests therein or in any property of assets) of any persons, domestic and foreign firms, associations, and corporations, and of any government or agency or instrumentality thereof; to make payment therefor in any lawful manner; and, while owner of any such securities, to exercise any and all rights, powers, and privileges in respect thereof, including the right to vote.

     To make, enter into, perform, and carry out contracts of every kind and description with any person, firm, association, corporation, or government or agency or instrumentality thereof.

     To acquire by purchase, exchange, or otherwise, all, or any part of, or any interest in, the properties, assets, business, and good will of any one or more persons, firms, associations, or corporations heretofore or hereafter engaged in any business for which a corporation may now or hereafter be organized under the laws of the State of Delaware; to pay for the same in case, property, or its own or other securities; to hold, operate, reorganize, liquidate, sell, or in any manner dispose of the whole or any part thereof; and in connection therewith, to assume or guarantee performance of any liabilities, obligations, or contracts of such persons, firms, associations, or corporations, and to conduct the whole or any part of any business thus acquired.

     To lend money in furtherance of its corporate purposes and to invest and reinvest its funds from time to time to such extent, to such persons, firms, associations, corporations, governments or agencies or instrumentalities thereof, and on such terms and on such security, if any, as the Board of Directors of the corporation may determine.

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     To make contracts of guaranty and suretyship of all kinds and endorse or guarantee the payment of principal, interest, or dividends upon, and to guarantee the performance of sinking fund or other obligations of, any securities, and to guarantee in any way permitted by law the performance of any of the contracts or other undertakings in which the corporation may otherwise be or become interested, of any person, firm, association, corporation, government or agency or instrumentality thereof, or of any other combination, organization, or entity whatsoever.

     To borrow money without limit as to amount and at such rates of interest as it may determine; from time to time to issue and sell its own securities, including its shares of stock, notes, bonds, debentures, and other obligations, in such amounts, on such terms and conditions, for such purposes and for such prices, now or hereafter permitted by the laws of the State of Delaware and by this certificate of incorporation, as the Board of Directors of the corporation may determine; and to secure any of its obligations by mortgage, pledge, or other encumbrance of all or any of its property, franchises, and income.

     To be a promoter or manager of other corporations of any type or kind; and to participate with others in any corporation, partnership, limited partnership, joint venture, or other association of any kind, or in any transaction, undertaking, or arrangement which the corporation would have power to conduct by itself, whether or not such participation involves sharing or delegation of control with or to others.

     To draw, make, accept, endorse, discount, execute, and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures, and other negotiable or transferable instruments and evidences of indebtedness whether secured by mortgage or otherwise, as well as to secure the same by mortgage or otherwise, so far as may be permitted by the laws of the State of Delaware.

     To purchase, receive, take, reacquire, or otherwise acquire, own and hold, sell, lend, exchange, reissue, transfer, or otherwise dispose of, pledge, use, cancel, and otherwise deal in and with its own shares and its other securities from time to time to such an extent and in such manner and upon such terms as the Board of Directors of the corporation shall determine; provided that the corporation shall not use its funds or property for the purchase of its own shares of capital stock when its capital is impaired or when such use would cause any impairment of its capital, except to the extent permitted by law.

     To organize, as an incorporator, or cause to be organized under the laws of the State of Delaware, or of any other State of the United States of America, or of the District of Columbia, or of any commonwealth, territory, dependency,

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colony, possession, agency, or instrumentality of the United States of
America, or of any foreign country, a corporation or corporations for the purpose of conducting and promoting any business or purpose for which corporations may be organized, and to dissolve, wind up, liquidate, merge, or consolidate any such corporation or corporations or to cause the same to be dissolved, wound up, liquidated, merged, or consolidated.

     To conduct its business, promote its purposes, and carry on its operations in any and all of its branches and maintain offices both within and without the State of Delaware, in any and all States of the United States of America, in the District of Columbia, and in any or all commonwealths, territories, dependencies, colonies, possessions, agencies, or instrumentalities of the United States of America and of foreign governments.

     To promote and exercise all or any part of the foregoing purposes and powers in any and all parts of the world, and to conduct its business in all or any of its branches as principal, agent, broker, factor, contractor, and in any other lawful capacity, either alone or through or in conjunction with any corporations, associations, partnerships, firms, trustees, syndicates, individuals, organizations, and other entities in any part of the world, and, in conducting its business and promoting any of its purposes, to maintain offices, branches, and agencies in any part of the world, to make and perform any contracts and to do any acts and things, and to carry on any business, and to exercise any powers and privileges suitable, convenient, or proper for the conduct, promotion, and attainment of any of the business and purposes herein specified or which at any time may be incidental thereto or may appear conducive to or expedient for the accomplishment of any of such business and purposes and which might be engaged in or carried on by a corporation incorporated or organized under the General Corporation Law of the State of Delaware, and to have and exercise all of the powers conferred by the laws of the State of Delaware upon corporations incorporated or organized under the General Corporation Law of the State of Delaware.

     The foregoing provisions of this Article THIRD shall be construed both as purposes and powers and each as an independent purpose and power. The foregoing enumeration of specific purposes and powers shall not be held to limit or restrict in any manner the purposes and powers of the Company, and the purposes and powers herein specified shall, except when otherwise provided in this Article THIRD, be in no wise limited or restricted by reference to, or inference from, the terms of any provision of this or any other Article of this certificate of incorporation; provided, that the Company shall not conduct any business, promote any purpose, or exercise any power or privilege within or without the State of Delaware which, under the laws thereof, the Company may not lawfully conduct, promote, or exercise.

     FOURTH: The total number of shares of stock which the corporation shall have

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authority to issue is ten thousand (10,000), all of which are without par value. Five thousand of which are Common shares and five thousand of which are Preferred shares.

     There are attached to the Preferred shares as a class the following special rights and restrictions:

     (a) a holder of a Preferred share will not as such be entitled to receive notice of, attend, speak or vote at a general meeting of the stockholders unless

          (i) no other share in the capital of the corporation is outstanding and held by a person other than the corporation or a subsidiary of the corporation, or

          (ii) at the date of record for determining the holders of shares entitled to receive notice of, attend or vote at the meeting, as the case may be, there remains unpaid any dividend that accumulated on the share more than three months before that date, whether or not any dividend on the share has been or might lawfully be declared and whether or not such a dividend might lawfully be paid;

     (b) the board may at any time and from time to time issue Preferred shares in one or more series, each series to consist of such number of shares as is determined by the board before the issue of any thereof;

     (c) the Preferred shares of any series may have attached thereto any special rights or restrictions not inconsistent with the provisions of this Article including, without limiting the generality of the foregoing, special rights and restrictions with respect to

          (i) the rate, amount or payment of dividends, whether cumulative, non-cumulative or partially cumulative, whether in cash or otherwise, on shares of that series or on other shares of the corporation,

          (ii) the redemption or purchase of shares of that series by the corporation,

          (iii) the redemption, retraction, purchase or other retirement by the corporation or a subsidiary of the corporation of other shares of the corporation or shares of such subsidiary,

          (iv) sinking or other funds for the purchase or redemption by the



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          corporation of shares of that series or any other shares,

          (v) subject to paragraph (b), the right of holders thereof to receive notice of, attend, speak and vote at general meetings of the corporation,

          (vi) the exercise by the corporation of any right to elect that any one or more dividends paid on shares of that series or on any other shares are to be paid out of one or more special surplus accounts recognized for tax purposes,

          (vii) the subdivision, consolidation or reclassification of any shares of the corporation,

          (viii) borrowing by the corporation or by a subsidiary of the corporation,

          (ix) the creation or issue of any debt or equity securities by the corporation or by a subsidiary of the corporation, including the issue of Preferred shares in addition to those at any time outstanding,

          (x) the reduction of capital by the corporation or by a subsidiary of the corporation,

          (xi) the retirement of notes, bonds or debentures or other indebtedness issued by the corporation or by a subsidiary of the corporation,

          (xii) the conduct of the business of the corporation or the investment of its funds,

          (xiii) meetings of holders of Preferred shares or of shares of that series,

          (xiv) the right of holders of shares of that series to convert or exchange such shares into shares of the corporation of any other class or series or into or for other securities of the corporation or shares or other securities of any other corporation, and

          (xv) the right of holders of shares of that series to subscribe for or purchase shares or bonds, debentures or other securities to be issued by the corporation;

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     (d) holders of Preferred shares will be entitled to

          (i) preference with respect to payment of dividends on such shares over the payment of dividends on the Common shares and on any other shares ranking junior to the Preferred shares with respect to the payment of dividends, and

          (ii) in the event of the liquidation, dissolution or winding-up of the corporation, whether voluntary or involuntary, or other distribution of the assets of the corporation among its members for the purpose of winding up its affairs, preference on a distribution of assets

               (A) in repayment of capital, over any distribution to holders of Common shares or to holders of other shares not ranking with respect to such distribution equally with or in priority to the repayment of capital on the Preferred shares, and

               (B) on account of undeclared accumulated dividends, over any distribution to holders of Common shares or any distribution to holders of other shares not ranking with respect to such distribution equally with or in priority to the payment of dividends on the Preferred shares;

     (e) the Preferred shares of each series will participate rateably with the Preferred shares of every other series

          (i)  with respect to accumulated dividends,

          (ii)  on a return of capital,

          (iii) on a distribution of assets of the corporation among its members for any reason;

     (f) subject to the General Corporation Law of the State of Delaware, a holder of a Preferred share of any series will not, as such, be entitled as of right to subscribe for or purchase or receive any part of any issue of shares or bonds, debentures or other securities of the corporation at any time authorized otherwise than as provided in the special rights and restrictions attached to shares of that series or in accordance with any conversion, exchange or other right that may from time to time be attached to shares of that series;

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     (g) the corporation will not without, but may from time to time with, the approval by a separate class resolution of the holders of the Preferred shares given in accordance with Articles Fifth,

          (i) increase the authorized number of Preferred shares,

          (ii) attach special rights and restrictions to, or alter or vary the special rights and restrictions attached to, shares of any other class whereby such shares rank equally with or in priority to the Preferred shares with respect to the declaration or payment of dividends or the distribution of the assets of the corporation among its members for any reason,

          (iii) create or increase the authorized number of shares of any class ranking equally with or in priority to the Preferred shares with respect to the declaration or payment of dividends or the distribution of the assets of the corporation among its shareholders for any reason,

          (iv) alter, vary or abrogate the special rights or restrictions attaching to the Preferred shares as a class.

The Board of Directors will, before the first issue of Preferred shares of any series, alter the Certificate of Incorporation of the corporation to fix the number of Preferred shares in, and to determine the designation of and the preferences, privileges, rights, restrictions, conditions and limitations to be attached to, the Preferred shares of that series.

          FIFTH: Approval by separate class resolution of the holders of Preferred shares must be by a separate resolution

     (a)  consented to in writing by all holders of Preferred shares, or

     (b) presented at a meeting of holders of Preferred shares, called for such purpose in accordance with these Articles, at which one or more persons are present representing in person or by proxy at least 51% of the issued and outstanding Preferred shares, and passed by the affirmative vote of at least three-fourths of the votes cast.
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          SIXTH:  The name and the mailing address of the incorporator are as follows:

     NAME                                     MAILING ADDRESS
     ----                                     ---------------
Stressgen Biotechnologies Corporation         #120-4243 Glanford Avenue
                                              Victoria, B.C., Canada V8Z 4B9

          SEVENTH:  The corporation is to have perpetual existence.

          EIGHTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

          NINTH: For the management of the business and for the conduct of the affairs of the corporation, and in further definition, limitation, and regulation of the powers of the corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided:

               1. The management of the business and the conduct of the affairs of the corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the Bylaws. The phrase "whole Board" and the phrase "total number of directors" shall be deemed to have the same meaning, to wit, the total number of directors which the corporation would have if there were no vacancies. No election of directors need be by written ballot.

               2.  After the original or other Bylaws of the corporation
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          have been adopted, amended, or repealed, as the case may be, in accordance with the provisions of Section 109 of the General Corporation Law of the State of Delaware, and, after the corporation has received any payment for any of its stock, the power to adopt, amend, or repeal the Bylaws of the corporation may be exercised by the Board of Directors of the corporation; provided, however, that any provision for the classification of directors of the corporation for staggered terms pursuant to the provisions of subsection (d) of
          Section 141 of the General Corporation Law of the State of Delaware shall be set forth in an initial Bylaw or in a Bylaw adopted by the stockholders entitled to vote of the corporation unless provisions for such classification shall be set forth in this certificate of incorporation.

               3. Whenever the corporation shall be authorized to issue only one class of stock, each outstanding share shall entitle the holder thereof to notice of, and the right to vote at, any meeting of stockholders. Whenever the corporation shall be authorized to issue more than one class of stock, no outstanding share of any class of stock which is denied voting power under the provisions of the certificate of incorporation shall entitle the holder thereof to the right to vote at any meeting of stockholders except as the provisions of paragraph (2) of subsection (b) of Section 242 of the General Corporation Law of the State of Delaware shall otherwise require; provided, that no share of any such class which is otherwise denied voting power shall entitle the holder thereof to vote upon the increase or decrease in the number of authorized shares of said class.

          TENTH: The personal liability of the directors of the corporation is hereby eliminated to the fullest extent permitted by the provisions of paragraph (7) of subsection (b) of Section 102 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented.

          ELEVENTH: The corporation shall, to the fullest extent permitted by the provisions of Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

          TWELFTH: From time to time any of the provisions of this certificate of incorporation may be amended, altered, or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the corporation by this certificate of incorporation are granted subject to the provisions of this Article TWELFTH.


Signed on March 31, 1995.


                          STRESSGEN BIOTECHNOLOGIES CORPORATION


                          By: /s/ Richard Glickman
                             ----------------------------------
                             Richard Glickman, President